Exhibit 99.1

News Release

For Further Information:

David Caouette 425-580-8278 david.caouette@attws.com	Peter Rowe 425-580-7667 peter.rowe@attws.com

AT&T Wireless Increases Third Quarter Net Income by $27 Million in
Response to FASB Directive

Net Income Increases to $156 Million

For Immediate Release: Monday, November 10, 2003

     Redmond, WA – AT&T Wireless (NYSE: AWE) today reported a $27 million increase to its previously reported third quarter 2003 net income resulting from the indefinite deferral by the Financial Accounting Standards Board of an October 8 directive regarding how companies report their interests in certain partnerships.

     The October 8 directive addressed the method in which companies account for the value of their minority interests of consolidated subsidiaries with finite lives. The original directive, which changed the way the value of these minority interests is carried on a company’s financial statements, required the company to take a $27 million, $0.01 per share, after-tax charge in the third quarter. This was reflected as a cumulative effect from change in accounting principles in the results the company released October 22.

     The FASB last Friday issued FAS 150-3, which deferred the classification and measurement provisions of SFAS No. 150 related to minority interests of consolidated subsidiaries with finite lives. As a result, AT&T Wireless Services was required to revert back to carrying its minority interests of consolidated subsidiaries with finite lives at their book value, instead of at fair value as required by the October 8 ruling. This change resulted in a reversal of the $27 million after-tax cumulative effect of change in accounting principle previously reflected in AT&T Wireless’ third quarter net income. The reversal of this charge increased AT&T Wireless’ net income available to common shareholders for the quarter to $156 million, or $0.06 per share.

About AT&T Wireless

     AT&T Wireless (NYSE: AWE) is the second-largest wireless carrier, based on revenues, in the United States. With 21.855 million subscribers as of September 30, 2003, and revenues of more than $16.5 billion over the past four quarters, AT&T Wireless delivers advanced high-quality mobile wireless communications services, voice and data, to businesses and consumers, in the U.S. and internationally. For more information, please visit us at www.attwireless.com.

This press release contains “forward-looking statements’’ which are based on management’s beliefs as well as on a number of assumptions concerning future events made by management with information that is currently available to management. Forward-looking statements may include, without limitation, management’s expectations regarding: our future financial and operating performance and financial condition, including the company’s outlook for the fiscal year 2003 and subsequent periods; subscriber growth; industry conditions; the strength of our balance sheet; our liquidity and needs for additional financing; and our ability to generate positive free cash flow.

Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside AT&T Wireless’ control, that could cause actual results to differ materially from such statements. Without limitation these factors include: the risks associated with the implementation of our technology migration strategy, our ability to continue to reduce costs and increase the efficiency of our distribution channels, the potential competitive impacts of industry consolidation or alternative technologies, potential impacts on revenue and ARPU from competitive pricing and slowing penetration in the wireless industry, the effects of vigorous competition in the markets in which we operate, the risk of decreased consumer spending due to softening economic conditions, acts of terrorism, and consumer response to new service offerings.

For a more detailed description of the factors that could cause such a difference, please see AT&T Wireless’ filings with the Securities and Exchange Commission, including the information under the heading “Additional Factors That May Affect Our Business, Future Operating Results and Financial Condition” and “Forward Looking Statements” in its quarterly report on Form 10-Q filed on August 11, 2003.

AT&T Wireless Services, Inc. and Subsidiaries
Consolidated Condensed Statements of Operations
In millions, except per share amounts – Unaudited

	For the three months ended			For the nine months ended
	September 30,			September 30,

	2003	2002	Change	2003	2002	Change

REVENUE
Services	$4,073	$3,765	8.2%	$11,755	$10,745	9.4%
Equipment	301	298	1.4%	725	839	(13.5%)
Total revenue	4,374	4,063	7.7%	12,480	11,584	7.7%
OPERATING EXPENSES
Costs of services	1,267	1,173	8.1%	3,571	3,387	5.5%
Costs of equipment sales	495	620	(20.1%)	1,437	1,702	(15.5%)
Selling, general and administrative	1,321	1,200	10.1%	3,885	3,586	8.3%
Depreciation and amortization	841	703	19.5%	2,311	2,029	13.9%
Impairment of licensing costs	83	1,329	(93.7%)	83	1,329	(93.7%)
Total operating expenses	4,007	5,025	(20.3%)	11,287	12,033	(6.2%)
OPERATING INCOME (LOSS)	367	(962)	138.1%	1,193	(449)	365.3%
Other income (expense)	16	(164)	109.9%	36	(188)	119.3%
Interest expense	202	180	12.6%	593	490	20.9%
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND NET EQUITY (LOSSES) EARNINGS FROM INVESTMENTS IN UNCONSOLIDATED SUBSIDIARIES	181	(1,306)	113.9%	636	(1,127)	156.5%
Provision (benefit) for income taxes	9	(139)	106.4%	112	(70)	259.3%
Net equity (losses) earnings from investments in unconsolidated subsidiaries, net of tax	(16)	(882)	(98.1%)	2	(1,017)	100.2%
INCOME (LOSS) FROM CONTINUING OPERATIONS	156	(2,049)	107.6%	526	(2,074)	125.4%
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	—	8	(100.0%)	—	47	(100.0%)
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	156	(2,041)	107.6%	526	(2,027)	126.0%
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, NET OF TAX	—	—	—	—	(166)	(100.0%)
NET INCOME (LOSS)	156	(2,041)	107.6%	526	(2,193)	124.0%
Accretion of mandatorily redeemable preferred stock	—	6	(100.0%)	13	13	(3.6%)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$156	$(2,047)	107.6%	$513	$(2,206)	123.3%
INCOME (LOSS) PER BASIC AND DILUTED SHARE:
Income (loss) from continuing operations available to common shareholders	$0.06	$(0.76)		$0.19	$(0.77)
Income from discontinued operations	$—	$—		$—	$0.01
Cumulative effect of change in accounting principle	$—	$—		$—	$(0.06)
Net income (loss) available to common shareholders	$0.06	$(0.76)		$0.19	$(0.82)
WEIGHTED AVERAGE SHARES USED TO COMPUTE INCOME (LOSS) PER SHARE:
Basic	2,713	2,708		2,712	2,678
Diluted	2,718	2,708		2,714	2,678

AT&T Wireless Services, Inc. and Subsidiaries
Consolidated Condensed Balance Sheets
In millions, except per share amounts — Unaudited

	September 30,	December 31,
	2003	2002	Change

ASSETS
Cash and cash equivalents	$4,205	$2,353	78.7%
Short-term investments	132	—	100.0%
Accounts receivable, less allowances of $277 and $240	2,328	2,215	5.1%
Inventories	215	325	(34.0%)
Deferred income taxes	277	—	100.0%
Income tax receivable	—	56	(100.0%)
Prepaid expenses and other current assets	408	332	22.9%
TOTAL CURRENT ASSETS	7,565	5,281	43.2%
Property, plant and equipment, net of accumulated depreciation and amortization of $9,313 and $7,810	16,069	16,263	(1.2%)
Licensing costs	14,426	13,959	3.4%
Investments in and advances to unconsolidated subsidiaries	1,816	2,225	(18.4%)
Goodwill	7,311	7,199	1.6%
Other assets, net of accumulated amortization of $345 and $251	569	879	(35.2%)
TOTAL ASSETS	$47,756	$45,806	4.3%
LIABILITIES
Accounts payable	$988	$780	26.6%
Payroll and benefit-related liabilities	499	465	7.2%
Advertising and promotion accruals	137	173	(21.2%)
Business tax accruals	312	375	(16.9%)
Interest payable on long-term debt	158	245	(35.6%)
Other current liabilities	1,143	1,055	8.5%
TOTAL CURRENT LIABILITIES	3,237	3,093	4.6%
Long-term debt	10,607	11,057	(4.1%)
Mandatorily redeemable preferred stock (liquidation value of $286 as of September 30, 2003)	171	—	100.0%
Deferred income taxes	4,867	3,788	28.5%
Other long-term liabilities	385	308	24.9%
TOTAL LIABILITIES	19,267	18,246	5.6%
MINORITY INTEREST	84	48	76.9%
MANDATORILY REDEEMABLE PREFERRED STOCK
$0.01 par value, 1,000 shares authorized, ..233 shares issued and outstanding (liquidation value of $273 as of December 31, 2002)	—	151	(100.0%)
MANDATORILY REDEEMABLE COMMON STOCK
$0.01 par value, 406 shares issued and outstanding	7,664	7,664	—
SHAREHOLDERS’ EQUITY
Common stock ($0.01 par value, 10,000 shares authorized, 2,308 and 2,303 shares issued and outstanding)	23	23	0.2%
Additional paid-in capital	23,680	23,667	0.1%
Receivable from former parent, AT&T	(25)	(461)	(94.6%)
Accumulated deficit	(2,948)	(3,474)	(15.1%)
Accumulated other comprehensive income (loss)	11	(58)	118.9%
TOTAL SHAREHOLDERS’ EQUITY	20,741	19,697	5.3%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$47,756	$45,806	4.3%

AT&T Wireless Services, Inc. and Subsidiaries
Consolidated Condensed Statements of Cash Flows
In Millions — Unaudited

For the nine months ended September 30,	2003	2002

OPERATING ACTIVITIES
Net income (loss)	$526	$(2,193)
Deduct: Income from discontinued operations	—	47
Net income (loss), excluding discontinued operations	526	(2,240)
Adjustments to reconcile net income (loss), excluding discontinued operations, to net cash provided by operating activities of continuing operations:
Cumulative effect of change in accounting principle, net of tax	—	166
Losses on early extinguishments of debt	40	20
Losses from impairments of cost method unconsolidated subsidiaries	—	245
Net gains on sale/exchange of assets, businesses, and cost method unconsolidated subsidiaries	(53)	(8)
Depreciation and amortization	2,311	2,029
Impairment of licensing costs	83	1,329
Amortization of debt premium/discount, interest accretion, and deferred financing fees	28	43
Deferred income taxes	137	(326)
Net equity (earnings) losses from investments in unconsolidated subsidiaries	(9)	1,017
Provision for uncollectible receivables	395	414
Cash received from NOL carryback	511	—
Proceeds received from termination of interest rate swap agreements	245	—
Increase in accounts receivable	(498)	(440)
Decrease in inventories	111	146
Decrease in accounts payable	(47)	(92)
Net change in other operating assets and liabilities	(47)	(41)
NET CASH PROVIDED BY OPERATING ACTIVITIES OF CONTINUING OPERATIONS	3,733	2,262
INVESTING ACTIVITIES
Capital expenditures and other additions	(1,649)	(3,031)
Net dispositions (acquisitions) of licenses	12	(32)
Distributions and sales of unconsolidated subsidiaries	80	27
Contributions, advances, and purchases of unconsolidated subsidiaries	(57)	(402)
Acquisitions of consolidated businesses, including cash acquired	(46)	(75)
Purchases of held-to-maturity securities	(115)	—
Issuance of long-term note receivable to unconsolidated subsidiary	—	(100)
Other investing activities, net	19	—
NET CASH USED IN INVESTING ACTIVITIES OF CONTINUING OPERATIONS	(1,756)	(3,613)
FINANCING ACTIVITIES
Repayment of debt due to others	(591)	(1,619)
Proceeds from issuance of long-term debt to others, net of issuance costs	—	2,959
Proceeds from AT&T Wireless Services common stock issued	22	421
Cash received from former parent, AT&T	436	—
Other financing activities, net	(8)	(3)
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES OF CONTINUING OPERATIONS	(141)	1,758
NET CASH USED BY DISCONTINUED OPERATIONS	—	(8)
NET INCREASE IN CASH AND CASH EQUIVALENTS	1,836	399
NET INCREASE IN CASH DUE TO ADOPTION OF FIN 46	16	—
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	2,353	3,352
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$4,205	$3,751